Exhibit 10.1

STANDARD MODIFIED GROSS OFFICE LEASE

BETWEEN

PACIFIC SORRENTO MESA HOLDINGS, L.P.,

a California limited partnership,

and

PACIFIC STONECREST HOLDINGS, L.P.,

a California limited partnership,

as tenants in common

AS LANDLORD

AND

CAPTIVA SOFTWARE CORPORATION, INC.,

a California corporation

AS TENANT

■ Landlord’s Original

■ Tenant’s Original

i

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STANDARD FORM

MODIFIED GROSS OFFICE LEASE

This Standard Form Modified Gross Office Lease (“Lease”) is entered into effective as of August 6, 1999, between AMERICAN ASSETS, INC., as Agent for PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common (“Landlord”), and CAPTIVA SOFTWARE CORPORATION, a California corporation (“Tenant”), who agree as follows:

1. Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Lease, those certain demised premises described in Paragraph 2.3, below (the “Premises”), consisting of a portion of that certain building described in Paragraph 2.2 below (the “Building”), which is a part of the Project (as defined in Paragraph 2.1, below), along with the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by the tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, parking areas, and driveways (the “Common Areas”). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building which may now or in the future be located in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1 below) that may be located on the roof, in exterior or demising walls, in utility raceways, in the airspaces above the ceiling of the Premises, or in any other portion of the Building or the Project, for the sole purpose of maintaining, repairing, and replacing such systems and equipment.

2. Principal Lease Provisions. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define these Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph 2. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions will control. (Terms shown in quotations are defined terms used elsewhere in this Lease)

2.1. “Project”: That certain office project sometimes referred to as Pacific Tower, located near the intersection of Pacific Heights Boulevard and Pacific Mesa Boulevard (see Exhibit “A”). At present, the Project includes only the Building and Common Areas; however, it is anticipated that in the future Landlord may develop additional buildings and improvements within the boundaries of the Project pursuant to Paragraph 2.1 of the attached Addendum, in which event, all references herein to the Project will include such additional buildings and improvements as well.

2.2. “Building”: That certain building whose mailing address is 10145 Pacific Heights Boulevard, San Diego, California 92121 (see Exhibit “A”). Currently, the Building is the only building in the Project.

2.3. “Premises”: Suite 510 on the fifth floor of the Building, and Suite 600 on the sixth floor of the Building (see Exhibit “B”).

2.4. Rentable Area of the Premises: Approximately 25,498 Rentable Square Feet of space on the sixth floor (constituting the entire floor), and approximately 5738 Rentable Square Feet of space on the fifth floor.

2.5. “Initial Lease Term”: Five years and two months (subject to Paragraph 2.4.2, below), beginning as of the Lease Commencement Date and ending as of the Initial Expiration Date.

2.5.1. “Lease Commencement Date”: December 1, 1999 (this is an estimated date; see Exhibit “C”).

2.5.2. “Initial Expiration Date”: Five years and two months after the Lease Commencement Date—estimated to be January 31, 2005 (subject to adjustment; see Exhibit “C”) (the Initial Expiration Date stated herein, even if adjusted pursuant to Exhibit “C”, must always be the last day of a calendar month).

2.5.3. Extension Rights: Yes ☒ No ☐; One, five year extension right (see Paragraph 3.2, below).

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2.6. “Rentable Area,” “Rentable Square Feet,” “Rentable Square Footage,” “Usable Area,” “Usable Square Feet,” and “Usable Square Footage” will be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

2.7. “Basic Monthly Rent”: $1.95 per Rentable Square Foot (subject to adjustment as provided in Paragraph 7.2, below). Basic Monthly Rent will always be due and payable on or before the first day of the applicable month, except that the first month’s Basic Monthly Rent will be due and payable within five days of the date of Landlord’s written notice (the “Tenant Improvement Notice Date”) that Landlord will be commencing Landlord’s Work within ten days.

2.8. “Rent Commencement Date”: March 1, 2000 (estimated date; see Exhibit “C”).

2.9. “Security Deposit”: $60,910.20. Tenant’s Security Deposit—which is due and payable on the Tenant Improvement Notice Date —does not constitute last month’s rent. Last month’s rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term.

2.10. “Base Year” Calendar year 2000.

2.11. Guarantor: N/A.

2.12. Address for Landlord:	American Assets. Inc. 11455 El Camino Real. Suite 200 San Diego, CA 92130

2.13. Addresses for Tenant:

Legal Notice Address (following Tenant’s occupancy at the Premises):

At the Premises

Legal Notice Address (prior to occupancy)

Captiva Software Corporation

Attn: Reynolds C. Bish, President and CEO

10125 Mesa Rim Road

San Diego, CA 92121

2.14. Permitted Uses By Tenant: General office use, research and development, and related uses, all of which uses must be consistent with the operation of a first class office building, and otherwise in compliance with the terms, provisions, and conditions of this Lease (the “Permitted Use”).

2.15. Building Standard Operating Hours:

Monday through Friday: 7:00 AM-7:00 PM Saturday: 7:00 AM-1:00 PM (excluding local, state, and federal holidays)

2.16. Participating Brokers:

Landlord: John Burnham and Company Tenant: Irving Hughes Group

2.17. Initial Payment Amounts: $60,910.20, representing the Security Deposit; and $60,910.20, representing the first month’s Basic Monthly Rent (to be adjusted on the Lease Commencement Date to reflect the actual first month’s Basic Monthly Rent), all of which is payable on the Tenant Improvement Notice Date. Tenant’s failure to pay such entire amount within ten days of the Tenant Improvement Notice Date will constitute a default hereunder and Landlord need not commence Landlord’s Work until all such amounts are paid; and any such default in payment will constitute a Tenant Delay (as defined in Exhibit “C”).

2.18. Parking Rights: Four reserved spaces and 97 unreserved spaces, subject to increase (See Paragraph 11).

3. Term.

3.1. Description of Term. The term of this Lease (“Term”) shall commence on the “Lease Commencement Date”, as defined in Paragraph 2.5.1, above, and shall expire on the “Initial Expiration Date”, as defined in Paragraph 2.5.2, above, subject to (i) any modifications to such dates described in Exhibit “C” to this Lease, (ii) any extension rights described in Paragraph 3.2, below, and (iii) earlier termination, as provided in this Lease. The term “Expiration Date”, as used in this Lease shall mean the

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Initial Expiration Date, any earlier date upon which this Lease is terminated by Landlord, as provided below, or if the Term is extended, then any Extension Term (as defined below) expiration date.

3.2. Extension Rights. Tenant shall, subject to all of the provisions of this Paragraph 3.2 (including all subparagraphs hereof), have the option to extend the Lease Term (the “Option to Extend”) for one additional term of five years (the “Extension Term”), provided Tenant gives Landlord written notice of its election to exercise the Option to Extend no less than nine months prior to the expiration of the Lease Term. Time is of the essence with respect to such obligation to give notice to Landlord.

3.2.1. Restrictions in Transferability of Option. The Option to Extend is personal to the Tenant originally named in this Lease or any Permitted Transferee (as defined in Paragraph 31, below) and may not be exercised by any sublessee, assignee, transferee, or other successor-in-interest or Proposed Transferee (as defined below) other than a Permitted Transferee.

3.2.2. Conditions Terminating Tenant’s Rights to Exercise Option. Tenant shall not have the right to exercise the Option to Extend, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; or (c) in the event that Landlord has given to Tenant two or more notices of default or two or more late charges have become payable under this Lease during the 12-month period prior to the time that Tenant attempts to exercise the Option to Extend. The period of time within which the Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option to Extend because of the foregoing provisions of this Paragraph, even if the effect thereof is to eliminate Tenant’s right to exercise the Option to Extend.

3.2.3. Conditions Terminating Tenant’s Option Rights. All rights with respect to the Option to Extend shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option to Extend, if, after such exercise, but prior to the commencement of the Extension Term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (b) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default; or (c) Landlord gives to Tenant two or more notices of default or two or more late charges become payable for any such default, whether or not such defaults are cured.

3.2.4. Terms and Conditions of Extension of Term. If Tenant exercises the Option to Extend for the Extension Term, then this Lease shall remain in full force and effect for such additional five year period, except that the Basic Monthly Rent will adjust as of the first day of the Extension Term such that for the first year of the Extension Term the Basic Monthly Rent shall be equal to the greater of (i) the then-prevailing base rental rate for new leases of comparable office space in the Sorrento Mesa market place (the “Then-Prevailing Rate”), or the Basic Monthly Rent which would be payable If the then existing Base Monthly Rent were increased in the same manner as is provided in Paragraph 7.2. The Basic Monthly Rent will thereafter increase annually pursuant to Paragraph 7.2, below.

3.2.5 Determination of Then-Prevailing Rate. If Tenant exercises the Option to Extend for the Extension Term, then Landlord shall, within 15 business days, provide Tenant with written notice of the Then-Prevailing Rate and the calculation of the new Basic Monthly Rent to be effective during the first year of the Extension Term. Tenant shall have ten business days from the date of Landlord’s notice in which to dispute Landlord’s determination of the Then-Prevailing Rate, if Tenant fails to notify Landlord, in writing, of its disagreement with Landlord’s determination of the Then-Prevailing Rate within such ten business day period, then Landlord’s determination shall be binding. If Tenant disputes such determination, then its notice to Landlord disputing such determination must set forth Tenant’s determination of the Then-Prevailing Rate. Upon receipt of Tenant’s notice, Landlord and Tenant shall promptly meet and, in good faith, attempt to agree upon the Then-Prevailing Rate. If Landlord and Tenant are unable to reach agreement upon the Then-Prevailing Rate within 30 days of the date of Landlord’s receipt of Tenants notice, then the parties shall promptly submit such dispute to the San Diego office of the American Arbitration Association (the “AAA”), or its successor, for resolution before a single arbitrator in accordance with Commercial Arbitration Rules of the AAA, The arbitrators’ sole authority will be to select between the Landlord’s and the Tenant’s respective written determinations of the Then-Prevailing Rate, as set forth in the notices described above. In no event may such arbitrator select any other amount as the Then-Prevailing Rate. The determination of the arbitrator shall be binding upon all parties and the cost of the arbitration shall be split equally between Landlord and Tenant.

4. Delivery of Possession. On or before the Lease Commencement Date, Landlord, at its cost, shall have substantially completed the work, if any, required to be completed by Landlord prior to the delivery of the Premises to Tenant, as described in Exhibit “C” to this Lease (the “Landlord’s Work”) and shall deliver the Premises to Tenant clean and free of debris, and with all Building systems (including those serving the Premises), including the roof and the plumbing, fire safety, HVAC, lighting, and electrical systems and equipment in good working order. For purposes of this Paragraph, the term “substantially complete” shall mean completed to such an extent that Tenant can commence its work, if

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any, to be undertaken by Tenant, as described in Exhibit “C” to this Lease (the “Tenant’s Work”), without material delay or interference due to the completion of Landlord’s Work, or if no such Tenant’s Work is to be undertaken, then such term shall mean completed to such an extent that the Landlord’s Work can be finally completed within 30 days and without material interference to Tenant’s occupancy and use of the Premises. If possession of the Premises (including, without limitation, substantial completion of the Landlord’s Work, if any) is not delivered to Tenant on or before the Lease Commencement Date stated in Paragraph 2.5.1, above, then Landlord shall not be liable for any damage caused by such delay, and such delay shall neither affect the validity of this Lease, affect Tenant’s obligations under this Lease, nor extend the Term. Tenant’s acceptance of possession of the Premises shall constitute Tenant’s acknowledgment that it has inspected the Premises, that, to the best of Tenant’s knowledge, the Premises comply with all applicable laws and ordinances, and that the Premises are in first-class condition and repair. Except for any items set forth on a written “punch-list” of excepted items delivered to Landlord upon the Lease Commencement Date, Tenant shall be deemed to have (i) acknowledged that Landlord’s Work has been substantially completed, (ii) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, except as set forth on the punch list, and (iii) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

5. Use of Premises and Common Areas.

5.1. Permitted Use of Premises. Tenant may use the Premises for the Permitted Use specified in Paragraph 2.14 and for no other use without Landlord’s consent. Any change in the Permitted Use will require Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2. Compliance With Laws. Landlord covenants that the Premises will comply with all applicable laws as of the Lease Commencement Date. Thereafter, Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the non-structural aspects of the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, and even if compliance entails costs to Tenant of a substantial nature. Such obligation to comply with laws shall include, without limitation, compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 ef seq.) (the “ADA”). If Tenant’s use of the Premises results in the need for modifications or alterations to any portion of the Common Areas or the Project in order to comply with the ADA, then Tenant shall additionally be responsible, upon demand, for the cost of such modifications and alterations.

5.3. Condition During Periods of Non-Use; Recapture. During any period of time in which Tenant is not continuously using and occupying the Premises, Tenant shall take such measures as may be necessary or desirable, in Landlord’s reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant’s Premises, including all windows and doors, in first class condition and consistent with the manner in which the Premises were maintained during Tenant’s occupancy. During any period of time in excess of 30 days in which Tenant is not continuously using and occupying the Premises during normal business hours, Landlord may, at its election, by giving written notice (the “Non-Use Recapture Notice”) to Tenant, recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Non-Use Recapture Notice to Tenant, and Tenant fails to cure such condition to Landlord’s reasonable satisfaction within five days of such Non-Use Recapture Notice, this Lease will automatically be deemed terminated as of the effective date stated in the Non-Use Recapture Notice, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder).

5.4. Use of Common Areas. Tenant’s use of the Common Areas shall at all times comply with the provisions of all reasonable and non-discriminatory rules and regulations regarding such use as Landlord may from time to time adopt, in no event shall the rights granted to Tenant to use the Common Areas include the right to store any property in the Common Areas, whether temporarily or permanently. Any property stored in the Common Areas may be removed by Landlord and disposed of, and the reasonable cost of such removal and disposal shall be payable by Tenant upon demand. Additionally, in no event may Tenant use any portion of the Common Areas for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any sidewalk sale, employment fair, or similar unauthorized commercial purpose.

5.5. General Covenants and Limitations on Use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use or Tenant’s failure to continuously use and occupy the Premises, Tenant shall pay to Landlord, within ten days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or unreasonably offensive activity shall be carried on, in or upon the Premises by Tenant or Tenant’s Invitees (as defined below), nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause unreasonable embarrassment, disturbance, or annoyance to others in the Building, on the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which

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are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property. Tenant shall not conduct or permit any “fire sale”, public auction, sidewalk sale, going out of business sale, employment fair, or other such event in or about the Premises or the Project. In addition, Tenant covenants and agrees that no unsightliness shall be permitted in the Premises which is visible from the Common Areas. Without limiting the generality of the foregoing, all equipment, objects, and conditions shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within appropriate containers in the Premises and promptly and properly disposed of, the Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking (other than use of a microwave oven or toaster oven for uses typically used in office settings) or the preparation, manufacture, or mixing of anything that might emit any offensive odor or objectionable noises or lights onto the Project or nearby properties; and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals shall be kept and maintained enclosed within the Premises. Tenant shall be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters located adjacent to the Building. Further, Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises. Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project or be allowed to interfere with the equipment of any other tenant within the Project (or other property owned by Landlord or its affiliates), including, without limitation, interference with transmission and reception of telephone, television, radio, or similar signals. In the event of any breach of this Paragraph 5 by Tenant or Tenant’s Invitees, Landlord, at its election, may pay the cost of correcting such breach and Tenant shall immediately, upon demand, pay the reasonable cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

6. Security Deposit. Upon the Tenant Improvement Notice Date, Tenant shall deposit with Landlord, cash in the amount of the Security Deposit set forth in Paragraph 2.9, above, to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant’s obligations (i) to pay Basic Monthly Rent and Additional Rent, (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, Tenant’s Invitees”), (iii) to surrender the Premises in the condition required by Paragraph 24, below, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such default, and to compensate Landlord for all damage actually suffered by Landlord which are directly attributable to such default, including, without limitation, reasonable attorneys’ fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in Paragraph 2.9, above. Following the Expiration Date, and within the earlier of 30 days or the time frame otherwise required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord shall not pay interest on such Security Deposit to Tenant.

7. Rent and Rent Adjustments.

7.1. Initial Monthly Rent. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in Paragraph 2.7, above (subject to adjustment as provided in Paragraph 7.2, below), in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and thereafter throughout the Term. If the Rent Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the first month of the Term following the Rent Commencement Date (which first month’s rent shall be payable upon execution of this Lease) shall be prorated on the basis of the actual number of days during the Term occurring during the relevant month. Notwithstanding the foregoing, if Landlord is delayed in completion of Landlord’s Work due to any Tenant Delays, then in addition to the Basic Monthly Rent payable for the first month of the Term following the Rent Commencement Date, Tenant shall additionally pay to Landlord, upon the Rent Commencement Date, additional rent (at the rate of one-thirtieth of the Basic Monthly Rent per day) for the number of days of such delay. All “Rent” (which includes Basic Monthly Rent, and any “Additional Rent” hereunder) shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Paragraph 2.13 above, as Landlord may change such address from time to time pursuant to the terms of this Lease.

7.2. Rental Adjustments. On each anniversary of the Rent Commencement Date throughout the Initial Term, the Basic Monthly Rent shall be increased by multiplying the then-existing Basic Monthly Rent amount by 1.035. If Tenant exercises its right to extend the Term of this Lease pursuant to Paragraph 3.2, above, then on each anniversary of the first day of the Extension Term, the Basic Monthly Rent shall be Increased by multiplying the then-existing Basic Monthly Rent amount by 1,035.

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8. Additional Rent.

8.1. Additional Rent. In addition to paying the Basic Monthly Rent pursuant to Paragraph 7 above, Tenant shall, commencing on January 1, 2001, pay as additional rent Tenant’s Share of the annual Direct Expenses (as defined below) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined below). The additional rent payable pursuant to this Paragraph, together with other amounts of any kind (other than Basic Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.” Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Lease will survive the expiration of the Lease Term.

8.2. Definitions. The following definitions apply in this Paragraph 8 (and elsewhere in this Lease):

8.2.1. Base Year. “Base Year” means the period defined as such in Paragraph 2.10, above.

8.2.2. Direct Expenses. “Direct Expenses” means the sum of Operating Expenses plus Tax Expenses (as such terms are defined below).

8.2.3. Expense Year. “Expense Year” means each calendar year in which any portion of the Lease Term falls, beginning with calendar year 2000 (which first Expense Year is also the Base Year), through and including the calendar year in which the Lease Term expires.

8.2.4. Operating Expenses. The term “Operating Expenses” means and refers to all expenses, costs, and amounts of every kind or nature that Landlord actually pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Building and the Project. By way of illustration, Operating Expenses include, without limitation, the following amounts paid or incurred relative to the Project (a) the cost of providing and supplying utilities, (b) the cost of operating, managing, maintaining, and repairing the Project and all building systems, including without limitation utility, mechanical, HVAC, sanitary, storm drainage, and elevator systems, and the cost of Parking Area (as defined below) maintenance, repair, and restoration, including, without limitation, resurfacing, repainting, restriping, and cleaning, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with the Project and the systems referenced in the preceding clause, (d) the cost of licenses, certificates, permits, and inspections required in connection with the operation of the Building (for example elevator permits and inspections), (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses, (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) Insurance Expenses (as defined below), (h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Project, (i) the cost of providing janitorial services, whether provided by Landlord’s personnel or by third parties, (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Project plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes or payroll burden imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses, (k) amortization (including interest at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus four percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Project, (l) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar agreement) recorded against the Project either now or in the future including any owner’s association or similar fees, assessments, or dues presently or hereafter established for the Project, and (m) the cost of capital improvements or other similar expenses (other than those excluded below) including, without limitation, those which (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Project, or (2) are required under any government law or regulation but that were not required when permits for construction were obtained. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in clause (k), above) over their useful life, as reasonably determined by Landlord. Notwithstanding the foregoing, Operating Expenses will exclude the following (“Excluded Costs”): (a) depreciation, principal, interest, and fees on mortgages or ground lease payments, except as otherwise provided herein, (b) legal fees incurred in negotiating and enforcing tenant leases, disputes with other tenants or in defense of Landlord’s title to the Project or any portion thereof, (c) real estate brokers’ leasing commissions and advertising costs in connection with leasing space in the Project, (d) initial improvements or alterations to tenant spaces and construction of additional buildings within the Project, (e) the cost of providing any service directly to and paid directly by any individual tenant, (f) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (g) costs of any items to the extent Landlord actually receives reimbursement from insurance proceeds or a third party (such costs shall be excluded from Operating Expenses in the year in which the reimbursement is received), (h) costs incurred

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for the benefit of a single tenant (for example, tenant improvement costs to build-out a particular suite), (i) costs incurred due to Landlord’s breach of a lease, law, or ordinance, (j) repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, (k) capital expenses or other similar costs required due to defects in the original design, materials, or workmanship of the Project, (l) charitable or political contributions and membership fees or other payments to trade organizations, (m) Landlord’s general overhead expenses not related to the Project, (n) costs of acquisition of sculpture or other objects of art, (o) costs related to the “Year 2000 Problem” which could reasonably have been avoided in advance at a lesser cost then the cost to remedy such problem, and (p) reserves for Landlord’s repair, replacement, or improvement of the Project or any portion thereof. Notwithstanding any other limitations herein, Landlord shall not be entitled to recover more than 100% of any Operating Expense.

8.2.5. Tenant’s Share. “Tenant’s Share” means a percentage which is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Project. If either the Premises, the Building, or the Project are expanded or reduced, Tenant’s Share shall be appropriately adjusted. Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect.

8.3. Adjustment of Operating Expenses. Operating Expenses shall be adjusted as follows:

8.3.1. Gross Up Adjustment When a Project is Less Than Fully Occupied. If the occupancy of the total Rentable Square Footage of completed buildings within the Project during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Project been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Paragraph 8.3, “variable components” include only those component expenses that are affected by variations in occupancy levels.

8.3.2. Adjustment When Landlord Adds Additional Buildings to the Project. If Landlord constructs additional buildings within the Project, Landlord shall make an appropriate adjustment to the Operating Expenses for the Base Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred for the Base Year if such building had been complete and 95% occupied (unless the actual percentage of occupancy is higher than 95%, in which case such higher percentage will be used) during the Base Year.

8.3.3. Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

8.3.4. Common Areas. Landlord may elect to partition/separate the Common Areas of the Project such that the Operating Costs associated with such partitioned Common Areas are allocated to particular buildings or parcels within the Project; provided, however, that such election does not increase Operating Costs associated with the Premises.

8.4. Tax Expenses.

8.4.1. Definition of Taxes and Tax Expenses. “Taxes” means the all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Project. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) any items included as Operating Expenses, (c) personal property taxes attributable to property owned or installed by or for other tenants of the Project. “Tax Expenses” means the sum of all Taxes that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and operation of the Project, (d) any environmental assessments, charges, or liens arising in connection with the remediation of Hazardous Materials (as defined below) from the Project, the causation of which arose prior to the Lease Commencement Date, or to the extent caused by Landlord or Landlord’s Invitees (as defined

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below), and (e) costs or fees (other than real estate taxes) payable in connection the right to further develop the Project.

8.4.2. Adjustment of Taxes. For purposes of this Lease, Tax Expenses for the Base Year shall be adjusted upon a reassessment of the Project resulting from the construction of a new building within the Project to increase the Base Year Tax Expenses amount by the amount of Tax Expenses attributable to such new building’s assessed value. Landlord specifically agrees that any gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the buildings in the Project were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

8.5. Calculation and Payment of Additional Rent. Tenant’s Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

8.5.1. Calculation of Excess. If Tenant’s Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant’s Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess, in the manner stated below.

8.5.2. Statement/Payment of Direct Expenses. Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing January 1, 2001, as Additional Rent, an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for such calendar year exceed the Base Year Direct Expenses (“Increased Direct Expenses”), as estimated by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each calendar year during the Lease Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing calendar year, and Tenant’s Share of such Increased Direct Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate. Within approximately ninety (90) days after the end of each Expense Year during the Lease Term, Landlord intends to deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding calendar year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 90 days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such calendar year, then such excess will be credited against future Tenant’s Monthly Payments, unless such calendar year was the calendar year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall (within the time frame for returning Tenant’s Security Deposit) pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any calendar year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such calendar year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant from its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this Paragraph to the actual Increased Direct Expenses allocable to a calendar year, shall include, if such calendar year is the Last Calendar Year, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date, calculated on a pro rata basis, without regard to the date of a particular expenditure.

8.5.3. Cap on Increases In Controllable Expenses. Notwithstanding anything to the contrary contained herein, increases in Controllable Expenses (as defined below), during the Initial Term, will be subject to a five percent (5%) annual cap. To the extent that Controllable Expenses during any Expense Year are more than five percent (5%) greater than the Controllable Expenses for the previous Expense Year, such excess shall be excluded from the calculation of Increased Direct Expenses. For purposes hereof, the term “Controllable Expenses” will mean and refer to expenses which Landlord can reasonably control, but specifically excluding utility costs. Taxes, and Insurance Expenses, which are not Controllable Expenses.

8.6. Landlord’s Books and Records. If Tenant timely disputes the amount of Additional Rent stated in an Actual Statement, Tenant may, upon at least five business days notice to Landlord, request an opportunity to inspect and audit Landlord’s records and supporting documentation regarding Additional Rent. Such inspection and audit must be conducted within 180 days of the date Tenant received the Actual Statement, shall be at Tenant’s sole cost and expense, and Landlord shall, at its election, either provide copies of such records and supporting documentation to Tenant or make such records and supporting documentation available to Tenant for its inspection at Landlord’s business office during normal business hours. If it is determined as a result of Tenant’s timely audit of Landlord’s records that Tenant was overcharged relative to the Direct Expenses, such overcharge shall entitle Tenant to a credit against its next payment of Direct Expenses in the amount of the overcharge plus, in the case of an

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overcharge exceeding three percent (3%) of the Direct Expenses, the reasonable third party costs of such audit (and if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant).

9. Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide (as an Operating Cost and part of the Direct Expenses) the following utilities and services:

9.1. Heating and Air Conditioning. Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises and the Common Areas of the Building, as reasonably determined by Landlord, during Building Standard Operating Hours.

9.2. Electricity. Landlord shall provide wiring, outlets, and systems sufficient to provide electrical current to the Premises for ordinary and customary office uses. In addition to the foregoing, Landlord shall replace lamps, starters, and ballasts for Project-standard lighting fixtures within the Premises upon Tenant’s request and at Landlord’s sole expense, which expense will be an Operating Expense. Tenant shall replace lamps, starters, and ballasts for non-Project-standard lighting fixtures within the Premises at Tenant’s sole expense. Landlord shall also provide electrical service in connection with Common Area needs, such as lighting.

9.3. Water. Landlord shall provide city water from the regular Building outlets for ordinary and customary drinking, lavatory, and toilet purposes.

9.4. Janitorial Service. Landlord shall provide five day per week ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building. Landlord shall not be required to provide janitorial services to above-Project-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant, as Additional Rent, within ten days of written demand.

9.5. Over-Standard Tenant Use. Tenant shall not exceed the rated capacity of the Building’s electrical and other utility systems. In the event of any damage to any of the Project’s systems caused by Tenant’s use thereof In excess of ordinary and customary usage for a professional office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, If Tenant requires any utilities or services described in this Paragraph in excess of the standard levels being provided by Landlord, or during hours other than Building Standard Operating Hours, Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The cost for after hours heating and air conditioning is estimated to be Twenty Five Dollars ($25.00) per hour, subject to reasonable increase over the Lease Term, including the Extension Term, if any.

9.6. Conduit and Wiring. Installation of all types of conduit and wiring exclusively serving the Premises, including but not limited to communications wiring, shall be subject to the requirements of Paragraph 23, below, Exhibit “C”, and the Landlord’s reasonable approval of the location, manner of installation, and qualifications of the installing contractor. All such conduit and wiring shall, at Landlord’s option, become Landlord’s property upon the expiration of the Term. Upon expiration of the Term, Landlord may elect to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas to their pre-existing condition. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the reasonable cost of such items.

9.7. Utilities Generally. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements (other than due to the gross negligence or intentional misconduct of Landlord or Landlord’s agents, employees, or contractors) which is corrected within two business days; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building despite reasonable efforts to do so; (d) accident or casualty (other than due to the gross negligence or intentional misconduct of Landlord or Landlord’s agents, employees, or contractors); (e) act or default of Tenant; or (f) any other cause beyond Landlord’s reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant shall be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is directly attributable to Landlord’s gross negligence or intentional misconduct and continues for more than two business days after delivery of written notice of such failure, delay or diminution from Tenant to Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or Interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this

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Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant’s obligations under this Lease, except as specifically provided in this Paragraph 9.7.

10. Maintenance.

10.1. Tenant’s Duties. Tenant shall at its sole cost maintain, repair, replace, and repaint, all in first class condition, the interior of the Premises and any damage to the Premises or the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees, including, without limitation, any damage to doors, windows, or the roof or damage relating to a roof penetration caused by Tenant or Tenant’s Invitees. Tenant shall maintain all communications conduit and wiring exclusively serving the Premises, whether in the Premises or not, regardless of the ownership of said conduit or wiring, subject to Landlord’s reasonable approval of Tenant’s maintenance/repair contractor. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises or the Project as provided above then following ten days’ written notice thereof to Tenant, Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord, as Additional Rent, for Landlord’s actual cost thereof plus a supervisory fee in the amount of ten percent (10%) of Landlord’s actual cost.

10.2. Landlord’s Duties. Landlord shall, as a part of the Direct Expenses, maintain, repair, replace, and repaint, all in good order and condition, consistent with first-class office buildings in the vicinity of the Building, the Common Areas and all portions of the interior and exterior of the Building, except to the extent of Tenant’s obligations as set forth in Paragraph 10.1, above. Landlord’s failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Rent. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent. If Landlord fails to perform any of its repair and maintenance obligations under this Paragraph 10.2 and such failure results in Tenant’s inability to use and occupy the Premises for the Permitted Use, Tenant will have the right, to perform such repairs and/or maintenance to the extent necessary to enable Tenant to resume its use and occupancy of the Premises. Notwithstanding the foregoing, prior to exercising such right, Tenant must have given Landlord at least 15 days’ prior written notice of the nature of the problem and Tenant’s intention to exercise its rights under this Paragraph if such matter is not resolved within such 15-day period; provided, however, if the nature of the matter giving rise to such repair or maintenance obligation will reasonably require more than 15 days to remedy and Landlord is proceeding with due diligence to remedy such matter, then such 15 day period will be extended for such additional time as may be necessary for Landlord to complete such repairs or maintenance. If Landlord fails to fulfill its repair and maintenance obligations and as a result thereof Tenant exercises the foregoing right to correct such matter, then Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant to complete such repairs and/or maintenance within 30 days after receipt of Tenant’s written demand therefor, together with copies of the paid invoices evidencing the costs so incurred. Any such repairs or maintenance performed by Tenant, as permitted herein, must be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed by Tenant or the expenses incurred by Tenant in performing such work, Landlord shall deliver written notice of its objection to Tenant within 30 days after Landlord’s receipt of Tenant’s invoice evidencing the expenses incurred by Tenant. Landlord’s notice shall set forth in reasonable detail Landlord’s reasons for its objection. If Tenant and Landlord are unable to resolve such dispute within 30 days, the matter may be submitted to arbitration before the AAA (or its successor) by either party and the decision of the arbitrator will be binding on both parties with the cost of such arbitration being split evenly by the parties and each party bearing its own attorneys’ fees and costs.

11. Parking.

11.1. General Parking Rights. Subject to the remaining provisions of this Paragraph 11, and as part of Tenant’s leasehold interest hereunder, Landlord grants to Tenant (for the benefit of Tenant and Tenant’s Invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the “Parking Area”). Tenant’s use of the Parking Area shall be without charge throughout the Term, but will be subject to such reasonable, non-discriminatory rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Area, including without limitation (i) rules providing for the payment of charges or fees by users of the Parking Area (excluding Tenant) in order to reimburse Landlord for the expense of a parking attendant and/or an automated parking system or to comply with local taxes or fees and in such event the charges or fees shall be deemed Additional Rent, (ii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and

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(iii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Landlord makes parking available to Tenant elsewhere within the Project (or within a reasonable distance from the Premises) that is equal to or greater than the ratio described in Paragraph 11.2, below. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant’s Invitees, and no such decrease shall affect Tenant’s obligations under this Paragraph or entitle Tenant to any abatement of Rent, provided the parking ratio described in Paragraph 11.2, below is maintained or exceeded.

11.2. Parking Ratios. As of the Commencement Date, the parking ratio within the Project will be 3.3 spaces per 1000 Usable Square Feet of space within the Project. Landlord covenants that as the Building is leased up it will construct, at its sole expense, additional parking areas to increase such ratio to 4 spaces per 1000 Usable Square Feet of space within the Project.

11.3. Additional Parking Rights. In addition to the foregoing general rights to use the Parking Area, as part of the agreed upon parking ratio allotment to Tenant, Landlord agrees to provide Tenant with four reserved parking spaces near the Building’s primary entrance. The exact location of such spaces will be designated by Landlord, and marked as “reserved Captiva” (or a comparable designation). Notwithstanding anything to the contrary contained herein, Landlord will not be obligated to patrol or enforce the reserved nature of such spaces.

12. Signs.

12.1. General Signage Conditions. Subject to Tenant’s signage rights under Paragraph 12.2, below, Landlord may at any time change the name of either or both of the Building and/or the Project and install, affix, and maintain all signs on the exterior and interior of the Building and other buildings within the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building or Project. Tenant may use the name of the Building or Project or pictures or illustrations of the Building or Project in advertising or other publicity during the Lease Term. Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) in the Premises which is visible from the exterior of the Premises, or on the Building or any other portion of the Project without Landlord’s prior written consent. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building or the Project (including pursuant to Paragraph 12.2, below) must comply with Landlord’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), and shall comply with all applicable laws, ordinances, CC&R’s (or similar recorded instruments), rules, or regulations, and Tenant shall obtain any approvals required by such laws, ordinances, CC&R’s (or similar recorded instruments), rules, and regulations. Landlord makes no representation or warranty with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations. Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs (including, specifically, those installed pursuant to Paragraph 12.2, below) in first class condition (excluding any multi-tenant sign within the Project maintained by the Landlord).

12.2. Tenant’s Signage Rights. Subject to compliance with the requirements of Paragraph 12.1, above, Tenant is hereby granted the following signage rights in/on the Building and at the Project.

12.2.1. Directory/Suite Signage. Tenant shall be provided, at Landlord’s expense, with Project-standard lobby directory and suite signage identifying Tenant.

12.2.2. Single Tenant Floor. If at any time during the Term the Premises comprise or include an entire floor of the Building, Tenant may, at Tenant’s sole expense, install identification signs (including its logo) in the elevator lobby of the Premises, subject to the following requirements: (i) Tenant must obtain Landlord’s prior written approval for such signs, which Landlord may, in Landlord’s reasonable discretion, grant or deny; (ii) all signs must be in keeping with the quality, design, and style of the Building; and (iii) no such sign may be visible from the exterior of the Building.

12.2.3. Exterior Building-Top Signage. If (i) at any time during the Term, the Premises are expanded such that Tenant is occupying two complete floors of the Building, or (ii) upon substantial lease-up of the Building (i.e. at least 95% of the total space in the Building is leased or at least 90% of the total space in the Building is leased and there are no unleased suites of greater than 10,000 square feet), Tenant is one of the five largest Tenants—based on Rentable Square Footage–Tenant shall have the right, at its sole expense, to install an “eyebrow sign” on the exterior of the Building (in a location agreed upon by Landlord). Nothing contained herein will limit the Landlord’s right to grant such signage right to other tenants of the Building. In addition to the cost of designing, fabricating, installing and removing such signs, Tenant shall be solely responsible for the costs of illuminating such signs, including

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utility costs; provided, however, Landlord will install the wiring necessary to provide electricity to the vicinity of such sign as part of Landlord’s Work pursuant to Exhibit “C.”

12.2.4. Exterior Monument Signage. Landlord shall allow Tenant to Install Tenant’s name on a monument sign which Landlord intends to install along Pacific Heights Boulevard (when such sign is approved by the applicable governmental agency and installed by Landlord). Tenant shall pay its pro rata share of the cost of designing, installing, lighting, and maintaining such monument sign, as well as one hundred percent (100%) of the cost of the lettering for Tenant’s name/identification on such monument sign and the cost of removal of such name/identification following the Expiration Date. Landlord shall install ground mounted lighting to illuminate such sign and shall illuminate such sign as part of the Operating Expenses.

13. Rules, Regulations, and Covenants. Tenant shall (and shall cause Tenant’s Invitees to) observe faithfully and comply strictly with any reasonable, non-discriminatory rules and regulations which Landlord may from time to time adopt for the Project (and provide Tenant with a copy of), as well as any recorded CC&R’s (or like instruments) affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time (alt of the foregoing, collectively, “rules”). Landlord has no duty or obligation to enforce any such rules against any other tenant, and Landlord will not be liable to Tenant for violation of any rules by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, shall be binding upon Tenant and in no event shall Tenant utilize the Premises for any use so prohibited; provided, however, no such restriction will prevent Tenant from using the Premises for the Permitted Use.

14. Early Access Insurance. If prior to the Lease Commencement Date Tenant is planning to (and permitted by Landlord to) make any Alterations (as defined below) to the Premises or perform any of the Tenant’s Work, then in addition to complying with the provisions of attached Exhibit “C”, (i) Tenant shall, at Tenant’s sole cost, prior to first entering onto the Project, obtain and thereafter at all times maintain (a) “Builder’s Risk” or “Course of Construction” insurance with respect to such work and the Premises, reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, (ii) the provisions of the Paragraph in this Lease entitled “Indemnity and Exemption of Landlord from Liability” shall be operative, and (iii) the provisions of the Paragraph in this Lease entitled “Utilities and Services” shall be operative. Any Alterations pursuant to this Paragraph shall be subject to all the provisions of the Paragraph in this Lease entitled “Alterations”. Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Lease Commencement Date and no such right shall exist unless specified in Exhibit “C” or agreed to by Landlord in its sole discretion.

15. Plate-Glass Insurance. Tenant shall at its sole cost maintain full coverage plate-glass insurance on the Premises, under which Landlord and any lender holding a security interest in the Project (Tender”) shall be named as additional insureds.

16. Public Liability and Property Damage Insurance. Throughout the Lease Term, Tenant shall, at Tenant’s sole cost, maintain commercial general liability and property damage insurance (i) with a combined single limit of liability of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including, without limitation, Tenant’s use, maintenance, repair, and replacement of systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or the Project and which exclusively serve the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any Lender as additional insureds, (iv) containing cross-liability endorsements, and (vi) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Not more frequently than once every year, if, in the commercially reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, then Tenant shall increase such insurance as reasonably required by Landlord.

17. Fire and Extended Coverage Insurance. Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage and special form Insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, and issued In the name of Tenant with Landlord, Landlord’s Lender, and Landlord’s designated agent as additional insureds. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the insurance company, Such policy shall be promptly adjusted according to such redetermination.

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18. Business Interruption Insurance. Tenant shall obtain business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils.

19. Insurance Generally. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. Insurance required to be maintained by Tenant under this Lease shall be in form and content reasonably satisfactory to Landlord and its Lender and (i) shall be issued as a primary policy, by Insurance companies authorized to do business in the State of California, with a Best’s Rating of at least “A” and a Best’s Financial Size Category rating of at least “VIII,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord, Landlord’s agent(s), and any Lender as additional insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days’ prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

20. Waiver of Subrogation. Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures, and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Tenant and in force at the time of such damage. Tenant shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy. Landlord releases Tenant and Tenant’s Invitees from all claims for damage, loss, or injury to personal property and to the systems, equipment, fixtures, and alterations in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Landlord and in force at the time of such damage. Landlord shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Tenant in connection with any damage, loss, or injury covered by such policy.

21. Landlord’s Insurance. Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) public liability and property damage insurance, and products liability insurance; (ii) fire and extended coverage and special form insurance, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) plate-glass insurance; and (vi) rental interruption insurance. The premiums, costs, expenses, co-insurance payments, and deductibles (or similar costs or charges) of and/or with respect to any insurance maintained from time to time by Landlord (all of the preceding, collectively, “Insurance Expenses”) shall constitute Operating Expenses. Landlord agrees that the amounts and types of insurance coverages for which premiums, costs, expenses, co-insurance payments, and deductibles are included as Operating Expenses will be commercially reasonable; it being acknowledged that any such amounts or types of coverages maintained by Landlord to meet the insurance requirements of any Lender will be deemed commercially reasonable.

22. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, and inventory (collectively, Tenant’s Personal Property”). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant’s Personal Property, then Tenant, on demand, shall immediately reimburse Landlord, as Additional Rent, for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

23. Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless (i) Tenant first obtains Landlord’s written consent, which consent will not unreasonably be withhold (and provided that no such consent will be required—although Tenant must still notify Landlord in advance—if the Alteration is

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non-structural, not visible from the exterior of the Premises, and costs, on a per-project basis, less than $10,000.00), (ii) Tenant complies with all reasonable conditions which may be imposed by Landlord, including but not limited to Landlord’s selection of specific contractors or construction techniques and the requirements of the attached Exhibit “C”, and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. At least 20 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant’s sole cost, (I) acquire (and deliver to Landlord a copy of) any required permit from the appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten days’ prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iii) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations and cause any contractors so involved to additionally carry such statutorily required coverage (which insurance shall be maintained on an occurrence basis, and in force until completion of the Alterations). All Alterations (other than personal property which is not attached to the Premises) shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or about the Expiration Date, in which event, Tenant shall, at its sole cost, on or before the Expiration Date or within five days of Landlord’s request, if after the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s liens resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to 125 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs incurred in participating in such an action.

24. Surrender of Premises and Holding Over. On the Expiration Date, Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, reasonable wear and tear excepted, free of trash and debris including cleaning of all flooring; all walls shall be patched and painted; all signage installed by Tenant on any portion of the Building or Project shall be removed and the surfaces repaired, including restoration of the signage mounting surfaces to their pre-existing condition; all sign circuits, electrical circuits, and lighting fixtures shall be in good operating condition; all HVAC units exclusively serving the Premises shall be in a well maintained and operable condition; all roof penetrations arising from Tenant’s occupancy of the Premises shall be in a watertight condition; and all doors, windows, locks, and hardware shall be in operable and undamaged condition, reasonable wear and tear excepted. Tenant shall additionally, as of the Expiration Date, remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property, and Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior and interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, or disposing of any such Alterations or Tenant’s Personal Property required to be removed by Tenant under this Lease. If Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by this Paragraph, Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days’ written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 150 percent of the Basic Monthly Rent in effect immediately prior to the Expiration Date, as the case may be; which rental amount Tenant acknowledges is fair and reasonable under all of the facts and circumstances existing as of the date of this Lease. Ail provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

25. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

25.1. The vacating or abandoning of the Premises by Tenant for a period of more than 20 days which continues for more than five days following notice thereof from Landlord to Tenant.

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25.2. Tenant’s failure to make any payment of Rent or late charges as and when due, where such failure shall continue for a period of five days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes. No grace period prior to the imposition of a late charge pursuant to Paragraph 26.6, below, shall extend the date when such Rent is due and payable.

25.3. Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs, where such failure shall continue for a period of ten days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, that if the nature of Tenant’s default is such that more than ten days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such ten-day period and thereafter diligently prosecutes such cure to completion within 45 days after Landlord’s written notice.

25.4. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 45 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within 45 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 45 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

26. Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits a default and/or breach under this Lease. These remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

26.1. Continuation of Lease. No act by Landlord shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rent when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining Term of this Lease. Tenant shall immediately pay to Landlord all reasonable costs Landlord incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting.

26.2. Rent from Reletting. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Basic Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Basic Monthly Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Basic Monthly Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

26.3. Termination of Tenant’s Right to Possession. Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Basic Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Basic Monthly Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below. The “worth at the time of the award” of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

26.4. Landlord’s Right to Cure Default. Landlord, at any time after Tenant commits a default or breach under this Lease, which continues beyond the expiration of any applicable cure period provided for herein, may cure such default or breach at Tenant’s sole cost. If Landlord at any time, by

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reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, along with a supervisory fee in the amount of ten percent(10%) of such amount so expended by Landlord, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph within five business days of receipt of Landlord’s invoice for such costs, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid.

26.5. Enforcement of Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid.

26.6. Interest and Late Charges. Late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rent (in the form of good funds) is not received by Landlord within ten days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver or cure of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rent is not paid within 30 days of the date such Rent was due, then Tenant shall pay to Landlord interest on such overdue Rent at the rate of four percent (4%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). If such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, as selected by Landlord.

27. Landlord Default – Tenant’s Remedies. If Landlord fails to cure a default within any applicable cure period (or if no cure period is specified, then within 15 days of written notice from Tenant setting forth the nature of the claimed default; provided, however, if the nature of the cure of such default will reasonably require more than 15 days to complete and Landlord is proceeding with due diligence to remedy such matter, then such 15 day period will be extended for such additional time as may be necessary for Landlord to complete such cure), Tenant may, as Tenant’s sole remedies, either: (i) terminate this Lease at any time prior to Landlord’s cure of such default by written notice to Landlord, in which event Landlord’s liability for damages will survive such termination, or (ii) remedy such default, whereupon Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant to remedy such default within 30 days after receipt of Tenant’s written demand therefor, together with copies of the paid invoices evidencing the costs so incurred. In no event will Tenant have any right to offset any amount so owed by Landlord against Tenants monetary obligations hereunder.

28. Payment of Rent by Cashier’s Check. If a late charge is payable under this Lease, whether or not collected, for two installments of Basic Monthly Rent or other Rent due under this Lease during any one calendar year during the Term, or if any two payments made by Tenant in the form of a personal or business check is returned by the bank it was drawn upon for whatever reason, including but not limited to insufficient funds, then Landlord, at Landlord’s option, may require Tenant to submit future payments to Landlord in the form of a certified cashier’s check, money order, or by wire transfer. Tenant’s obligation to provide payment in the aforementioned manner shall continue in full force and effect until Landlord, in its sole discretion, determines otherwise. Tenant further agrees to reimburse Landlord, as Additional Rent, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to Paragraph 27 of this Lease.

29. Destruction. If the Project is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the re mainder of this Paragraph, (i) Landlord shall promptly commence work necessary to restore the Project to substantially the same condition as it was in immediately before such destruction and shall diligently prosecute such restoration work until completed, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease, and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the Rentable Area of the Premises rendered unusable or inaccessible by the destruction, to (b) the Rentable Area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Lease, Landlord may, at its election, terminate this Lease by so notifying Tenant In writing on or before the later of 120 days after such destruction or 60 days after Landlord’s receipt of me proceeds from insurance maintained by Landlord, if (A) then-existing laws do not permit such restoration, (B) such destruction occurs during the last year of the Term, (C) such destruction

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exceeds 25 percent (25%) of the then-replacement value of the Premises, the Building, or the Project or (D) Landlord reasonably determines that the cost of such restoration will exceed the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord by more than five percent (5%) of such cost of restoration. If Landlord so terminates this Lease, then (1) Landlord shall have no obligation to restore the Project, (2) Landlord shall retain all insurance proceeds relating to such destruction, and (3) this Lease shall terminate as of 30 days after such notice of termination from Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. In the event Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, re-equip, and (if applicable) restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable. Additionally, if Landlord fails to complete such restoration work within 150 days, Tenant may, by written notice to Landlord delivered after such 150th day (and prior to completion of such restoration), terminate this Lease

30. Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Lease Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). If such Condemnation is of any portion, but not all, of the Premises (or of portions of the Parking Area), then this Lease shall remain in effect, except that, if the remaining portion of the Premises (or the amount of parking available within the Project) is unsuitable for Tenant’s continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, or (ii) the Date of Condemnation, if Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the Rentable Area of the Premises taken, to (b) the Rentable Area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 20 days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the Rentable Area of the Premises taken, to (B) the Rentable Area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s loss of goodwill. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other court) to terminate this Lease in the event of a partial Condemnation of the Premises.

31. Assignment and Other Transfers.

31.1. Restriction on Transfer. Without Landlord’s prior written consent, which shall not unreasonably be withheld, and except as permitted by Paragraph 31.3, below, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”): (i) any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) fifty percent (50%) or more of the aggregate issued and outstanding equitable interests in Tenant.

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31.2. Transfer Provisions Generally. Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other proposed party to a Transfer (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld. In such event, Tenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Landlord’s consent had been given, although Tenant shall be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation. At least 20 days prior to entering into any proposed Transfer, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 20 days after Tenant’s Notice is given, and (d) the nature, character, and current banking, financial, and other credit information and references of the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within 20 days after Landlord’s receipt from Tenant of such Tenant’s Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer within 90 days of the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if (among other things) Landlord shall not have received Tenant’s Notice, if the nature or character of the Proposed Transferee, or the proposed occupancy of the Premises by the Proposed Transferee, is not in keeping with the dignity and character of the Building and the surrounding area, if the Proposed Transferee’s proposed use is materially and adversely different than the Permitted Use, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Landlord is not reasonably satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts generated from any Transfer, and Landlord, as assignee, may collect such rent and other amounts and apply them toward Tenant’s obligations under this Lease; except that, unless Tenant defaults under this Lease, Tenant shall have the right to collect such rent and other amounts. Unless otherwise agreed to by all parties, the Tenant’s security deposit. If any, shall be retained by Landlord and returned to the lawful tenant in possession at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer: (A) Such Transfer shall be subject and subordinate to, and bound by, all provisions of this Lease; (B) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord’s prior written consent; and (C) At Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord’s reasonable cost, not to exceed $1,500.00, of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees. If Tenant fails to pay such amount within ten business days of written demand, Tenant shall be in default hereunder and Landlord shall have the right, in addition to its other rights and remedies, to deduct the amount so owing from Tenant’s Security Deposit.

31.3. Excess Rent and Recapture. Tenant shall promptly pay to Landlord fifty percent (50%) of all rents and other consideration (after first deducting therefrom the amount of any fees and costs paid by Tenant in connection with such Transfer), of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to or as a result of any Transfer, which exceed (i) in the case of a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the Rentable Area of the portion subleased), or (ii) in the case of any other Transfer, the Basic Monthly Rent. Landlord additionally has the right in the case of a Transfer of all or substantially all of the Premises, or all or substantially all of the portion of the Premises located on the sixth floor of the Building, at its election, by giving written notice (the “Recapture Notice”) to Tenant within 15 days after receipt of Tenant’s Notice, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant’s Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Landlord’s giving of a Recapture Notice shall not constitute Landlord’s consent to Tenant’s proposed Transfer.

31.4. Permitted Transferee. Notwithstanding anything to the contrary contained in Paragraph 31.1, above, no consent of Landlord will be required for any assignment or subletting to any of the following (any of which will constitute a “Permitted Transferee”):

31.4.1. Any parent company which owns all or substantially all of the voting and beneficial interests in Tenant;

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31.4.2. Any sale of stock as part of a “public offering” on one of the nationally recognized securities exchanges (such as NYSE or NASDAQ); or

31.4.3. Any entity that succeeds to all of the assets of Tenant by reason of a merger, consolidation, or other transaction.

Notwithstanding the foregoing, and as a condition to the effectiveness of any such Transfer to a Permitted Transferee, at least 20 days prior to any proposed Transfer to a Permitted Transferee, Tenant shall notify Landlord in writing of its intention to undertake such a Transfer and provide Landlord with sufficient information to confirm that such entity will in fact be a Permitted Transferee. Landlord shall keep all such information confidential. Other than the right to engage in such a Transfer to a Permitted Transferee without Landlord’s consent, all other provisions of this Paragraph 31 shall apply to such a Transfer. Furthermore, if the Permitted Transferee is not in as strong a financial position as Tenant (as reasonably determined by Landlord), based on Tenant’s financial position both as of the date of this Lease and as of the date of such Transfer, then as a condition to the effectiveness of such Transfer, Tenant shall, at Landlord’s request, execute a guaranty of this Lease on Landlord’s standard form.

32. Landlord’s Reserved Rights. Landlord, as owner of the Project, in addition to Landlord’s other rights hereunder, reserves the right from time to time: (i) to temporarily utilize portions of the Common Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s judgment, tend to attract the public; (ii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising or notice purposes; (iii) to close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas; (iv) to close, temporarily, any of the Common Areas for maintenance purposes; (v) to designate other property outside the boundaries of the Project to become part of the Common Areas; (vi) to close off or otherwise utilize portions of the Common Areas while constructing improvements or making repairs or alterations to any portion of the Project; (vii) to utilize portions of the Common Areas, on a temporary basis, as a staging area for any construction work by Landlord or its affiliates, agents, or contractors; and (viii) to make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. In exercising such rights, Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises.

33. Continued Development of Project. Tenant acknowledges that, as more particularly provided in the Addendum to this Lease, the development of the Project is continuing and may, at Landlord’s election, include the construction of additional buildings and improvements within the Project, including in areas which currently constitute Common Areas.

34. Access by Landlord. Landlord and any of Landlord’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon 24 hours’ notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) to post “for sale” or “for rent” or “for lease” signs during the final nine months of the Term, (vi) to show the Premises to brokers, lenders, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vii) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord’s rights under this Paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts or willful misconduct of Landlord or Landlord’s Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rent because of the exercise by Landlord of any rights under this Paragraph.

35. Relocation. [Intentionally Deleted]

36. Indemnity and Exemption of Landlord from Liability. Tenant hereby agrees to indemnify, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers,

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employees, contractors, and the partners comprising Landlord (if any) from and against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, the term “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Landlord’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant’s Invitees. If any action or proceeding is brought against Landlord or its shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel satisfactory to Landlord. Except to the extent caused by Landlord’s grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets, or improvements nearby the Project. Notwithstanding anything to the contrary contained in this Paragraph 36:

(a) Tenant shall not waive any claims against Landlord or be required to indemnify, defend, or hold Landlord harmless from or against claims, liability, loss, cost or expense arising out of the breach by Landlord, or Landlord’s agents, employees, or independent contractors (collectively, “Landlord’s Agents”), of any covenant, representation or warranty under this Lease; and,

(b) Except to the extent caused by the negligent acts or willful misconduct of Tenant or Tenant’s employees, officers, or agents, Landlord shall protect, defend and hold harmless Tenant and Tenant’s employees, officers, and agents against and from any and all claims, demands, losses, liabilities, damages, costs and expenses (including, without limitation, attorneys’ and consultants’ fees and the costs and expenses of defense) arising or resulting from (i) Landlord’s or Landlord’s Agents’ breach of any covenant, representation or warranty under this Lease and (ii) Landlord’s or Landlord’s Agents negligence or willful misconduct. The mutual indemnity obligations of Landlord and Tenant under this Lease shall not, however, release the respective insurers of Landlord and Tenant from such insurers’ obligations under any policies covering their respective insureds.

37. Hazardous Substances. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project. Tenant hereby agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of any Hazardous Material into ambient air, water, land, or otherwise by Tenant or Tenant’s Invitee’s from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes hereof, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability

Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7). Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Substances at or surrounding the Premises. Tenant shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws. If the Premises are contaminated (or, due to the acts or

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omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent (10%) of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If, after demand by Landlord, as provided in this Paragraph, Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease. As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material Includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) “hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901 -6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297; (f) asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs. Except as to those matters which are Tenant’s responsibility pursuant to this Paragraph, Landlord shall be responsible, at its expense (or the expense of others; but not as an Operating Expense) to cause any unlawful accumulations of Hazardous Materials to be remediated in accordance with the requirements of all applicable environmental laws.

38. Prohibition Against Asbestos-Containing Materials. Tenant shall not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon 24-hours’ notice, to enter upon and conduct inspections of the Premises to determine Tenant’s compliance with this Paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant’s sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon ten days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal, including a supervisory fee payable to Landlord in the amount of ten percent of said removal and disposal. Tenant shall indemnify Landlord and Landlord’s directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys’ fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations in the Project, Building, or to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or Alterations to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, or (C) Tenant’s failure to perform its obligations to remove such Asbestos-Containing Materials under this Paragraph. The provisions of this Paragraph shall not apply to any Asbestos-Containing Materials brought onto the Premises by Landlord or Landlord’s Invitees.

39. Security Measures. Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the

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Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Operating Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such security measures without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees. Tenant releases Landlord from all claims (other than due to Landlord’s gross negligence or intentional misconduct) for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal, reckless, or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant hereby undertakes to remain informed regarding such issues.

40. Subordination and Attornment. This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any commercially reasonable instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rent, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any commercially reasonable instruments that may be necessary to evidence such attornment, and (vi) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. Promptly following the execution of this Lease, Landlord and Tenant shall work together to negotiate a mutually satisfactory subordination, non-disturbance, and attornment agreement among Landlord, Tenant, and any lenders or ground lessors having interests or security interests on the Project. If no such instrument is executed within 30 days of the Landlord’s execution of this Lease, Tenant may, at any time prior to the earlier of (a) the date such instrument is executed by all parties (other than Tenant, if Tenant is the last party to execute such instrument), or (b) 60 days after Landlord’s execution of this Lease, terminate this Lease by written notice to Landlord.

41. Estoppel Certificate. Within ten days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease in favor of Tenant, (vi) that all Landlord’s Work required by this Lease is complete (or stating any exceptions) and (vii) such other matters as Landlord shall reasonably request. Tenant’s failure to deliver such certificate within such ten day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser or proposed purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rent has been paid more than 30 days in advance, neither Tenant nor Landlord is in default under this Lease, no defenses or rights of offset under the Lease exist in favor of Tenant, and that all Landlord’s Work required by this Lease is complete.

42. Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than Rent due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and

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accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant’s waivers set forth in this Paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

43. Brokers. Tenant represents that, except as disclosed in writing to Landlord prior to the execution of this Lease, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease other than the Tenant’s broker listed in Paragraph 2.16, above, and Tenant has not dealt with any other real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby indemnifies Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant. Landlord shall be responsible for (and indemnify Tenant and hold it harmless from) the payment of any commission due and owing to the brokers identified in Paragraph 2.16 (or any other brokers engaged by Landlord), pursuant to a separate written agreement with Landlord.

44. Easements. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project, provided that no such acts materially and adversely affect Tenant’s rights of ingress or egress to the Building and the Premises or Tenants right to use the Premises. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so within ten days of written request.

45. Limitations on Landlord’s Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Neither Landlord nor Landlord’s shareholders, members, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) shall be personally liable for any deficiency.

46. Sale or Transfer of Premises. If Landlord sells or transfers the Project, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

47. Quitclaim Deed. Tenant shall execute and deliver to Landlord on the Expiration Date, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

48. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

49. Confidentiality. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto):

49.1. Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease in strict confidence. Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement.;

49.2. Tenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning this Lease, the terms of this Lease or the transactions contemplated by this Lease or any aspect of this Lease; and

Landlord	/s/ JC	Tenant	/s/ RCB

49.3. If Tenant violates this confidentiality provision, in addition to all other remedies to which Landlord may be entitled under law or in equity, Landlord shall be entitled to receive immediately the entire value of any rent relief, rent abatement, free rent, reimbursement, or other concession which Landlord has previously granted to Tenant.

50. Miscellaneous.

50.1. Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

50.2. Upon Landlord’s written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Landlord’s written request, Tenant shall allow Landlord, or a certified public accountant of Landlord’s choosing, to determine Tenant’s current financial condition by reviewing Tenant’s current financial books, records, and accounts. Landlord shall not disclose the contents of such financial records except for a legitimate business purpose (such as in connection with a loan).

50.3. Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages and such sales are expressly forbidden under this Lease notwithstanding the fact that Tenant may hold the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

50.4. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

50.5. For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

50.6. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

50.7. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a limited liability company, a trust, an estate, or any other entity.

50.8. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

50.9. In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and reasonable attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

50.10. This Lease shall become effective and binding upon the parties when it has been executed by each of Landlord and Tenant; notwithstanding the fact that the Term of this Lease (i.e. Tenant’s rights of occupancy hereunder) will not commence until the Lease Commencement Date.

50.11. Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

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50.12. The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

50.13. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

50.14. Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

50.15. All notices required or permitted to be given by Tenant to Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth in Paragraph 2.12 of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. All notices required or permitted to be given to Tenant by Landlord shall Landlord shall, except as otherwise provided in this Lease, be in writing, and such notice shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery, to Tenant at the address set forth in Paragraph 2.13 of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Notwithstanding the foregoing, routine correspondence between Landlord and Tenant shall be deliverable by regular U.S. mail, by fax, or by other such means of delivery as may become customary.

50.16. If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

50.17. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

50.18. All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

50.19. The Exhibits and Addenda attached to this Lease are incorporated herein by this reference.

50.20. Any claim, demand, rights, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within 12 months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Paragraph is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

50.21. This Lease, the Exhibits and Addenda, if any, attached hereto (which are incorporated herein by this reference), constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project, and there are no other covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them. Except as herein otherwise provided, no subsequent alteration, change, modification, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them. Notwithstanding the foregoing, the Landlord may, from time to time, establish and amend such rules, regulations, and signage criteria, in a written form, for the benefit of the Project and Building, as it deems appropriate. Violations of such rules, regulations, and signage criteria by Tenant or Tenant’s Invitees shall constitute a material default of this Lease. If any Lender requests reasonable amendments) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s).

50.22. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought

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by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

/s/ JC	/s/ RCB

Landlord’s Initials	Tenant’s Initials

50.23. This Lease, upon full execution, supersedes and revokes any and all previous leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Leases, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

LANDLORD:	PACIFIC SORRENTO MESA HOLDINGS, L.P.,
a California limited partnership, and
PACIFIC STONECREST HOLDINGS, L.P.,
a California limited partnership, as tenants in common

	By:	AMERICAN ASSETS, INC., as Agent

	By:	/s/ John W. Chamberlain

John W. Chamberlain
Chief Executive Officer

	Date:	8/6/99

TENANT:	CAPTIVA SOFTWARE CORPORATION, a California corporation

	By:	/s/ Reynolds C. Bish

	Its:	PRESIDENT & CEO

	Date:	8/5/99

By:

Its:

Date:

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ADDENDUM

TO

STANDARD FORM MODIFIED GROSS OFFICE LEASE

This Addendum to Standard Form Modified Gross Office Lease (“Addendum”) is attached to and incorporated into that certain Standard Form Modified Gross Office Lease between, between AMERICAN ASSETS, INC., as Agent for PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common (“Landlord”), and CAPTIVA SOFTWARE CORPORATION, a California corporation (“Tenant”), who agree as follows:

1. Expansion Right. Tenant is hereby granted the following expansion rights:

1.1. Initial Term Expansion Rights. During the Initial Term, Tenant is hereby granted a first right to lease any space on the fifth floor of the Building which is immediately contiguous to, and located on the same side of the Building as, Tenant’s initial space (Suite 510) on the fifth floor (the “Initial Expansion Space”); which first right to lease shall be on all of the terms, provisions, and conditions described in this Paragraph 1.1 (“Tenant’s First Right”). In recognition of the Tenant’s First Right Landlord shall notify Tenant, in writing (or via facsimile machine), if Landlord has initiated serious negotiations with a prospective tenant (as evidenced by at least one written proposal or counter-proposal from Landlord to such prospective tenant) for the Initial Expansion Space (the “Triggering Notice”). Upon receipt of the Triggering Notice, Tenant’s First Right will be triggered and the following provisions shall control Tenant’s exercise (or non-exercise) thereof.

1.1.1. Tenant shall have five days from the date of the Triggering Notice during which to elect to exercise Tenant’s First Right and lease the Initial Expansion Space. Such election may only be made by Tenant’s delivery of written notice to Landlord, within such five day period, indicating Tenant’s irrevocable election to exercise Tenant’s First Right and lease the Initial Expansion Space pursuant to the provisions of this Paragraph 1.2. Tenant’s failure to provide such written notice to Landlord within such five day period will constitute Tenant’s deemed waiver of Tenant’s First Right, and Landlord may thereafter lease the Initial Expansion Space to the subject prospective tenant (or any affiliate of such prospective tenant) provided the size of the subject space to be let, the base rental rate, or the amount of tenant improvement allowance of such prospective lease do not vary by more than seven and one half percent (7.5%) from those set forth in the Triggering Notice. If no lease is ultimately entered into relative to such space with such prospective tenant (or an affiliate of such prospective tenant), or if the size of the subject space to be let, rental rate, and amount of tenant improvement allowance of such prospective lease vary by more than seven and one-half percent (7.5%) from those set forth in the Triggering Notice, then Tenant’s First Right will apply to any subsequent negotiations relative to the Initial Expansion Space, including reinstatement of Tenant’s right to receive an updated Trigger Notice.

1.1.2. The Triggering Notice shall indicate that such negotiations are underway, and set forth the basic economic terms of Landlord’s proposal (or counter-proposal) to the prospective tenant.

1.1.3. If Tenant timely exercises Tenant’s First Right, then (i) Tenant and Landlord shall promptly amend this Lease to include the Initial Expansion Space as part of the Premises, (ii) the rental rate, rent increases, rent commencement, term, options, tenant improvement allowance, and other economic terms, provisions, and conditions applicable to such additional space shall be those set forth in the applicable Triggering Notice delivered to Tenant pursuant to Paragraph 1.1.2, above, and (iii) all of the other terms, provisions, and conditions of this Lease, other than the initial Basic Monthly Rent rate, rent increases, rent commencement, term, options, tenant improvement allowance, and other economic terms, provisions, and conditions shall apply to the Initial Expansion Space, as if originally included as part of the Premises.

1.2. Further Expansion Rights. In addition to the expansion rights set forth in Paragraph 1.1, above, Tenant shall have a continuous first right of offer to lease any other space on the fifth floor in the Building which is contiguous with the Premises that is available for lease during the Term, including space which is initially leased to a third party and subsequently becomes vacant. Such first right of offer will be to lease such space upon market rates for the Project at the time such space becomes available and Landlord notifies Tenant thereof (which market rates will be the same terms, provisions, and conditions that Landlord indicates it would be offer to a bona fide third party-except as to the term of such letting, which will be co-terminus with the Term, unless Landlord and Tenant mutually agree to an extension), as set forth in a written notice from Landlord to Tenant (“Landlord’s Notice”). Such right must be exercised, if at all, by Tenant delivering written notice to Landlord, within five days of Tenant’s receipt of any such Landlord’s Notice (“Expansion Acceptance Date”), that Tenant irrevocably agrees to lease such space upon the exact terms, provisions, and conditions set forth in the particular Landlord’s Notice, If Tenant timely exercises such right, then Tenant and Landlord shall promptly execute a lease for such additional space upon the terms, provisions, and conditions contained in the particular Landlord’s Notice;

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except that, if the space is unimproved, Tenant shall be entitled to a tenant improvement allowance (the “Designated Allowance”) equal to the product of the Allowance (as defined in Exhibit “C” to this Lease) multiplied by a fraction, the numerator of which is the number of months in the term of the subject letting of the expansion space (excluding option periods), not to exceed 60, and the denominator of which is 60. If Tenant fails to accept the terms, provisions, and conditions in a particular Landlord’s Notice by the particular Expansion Acceptance Date, then Landlord may, within 12 months after the particular Expansion Acceptance Date (“Third Party Deadline”), lease the space described in the particular Landlord’s Notice to a third party for a rental amount not less than ninety-two and a half percent (92.5%) of the rental rate set forth in the particular Landlord’s Notice. The calculation of the amount of rent to be paid by any third party tenant shall take into account any special provisions amounting to a rent abatement or concession in favor of the third party tenant and any difference between the tenant improvement allowance offered to such third party tenant and the Designated Allowance. If Landlord does not rent the space described in the particular Landlord’s Notice by the Third Party Deadline, Landlord must issue another Landlord’s Notice and comply with this Paragraph 1.2 with regard to the particular space before leasing it to a third party. The process described herein will continue until a particular space is leased by Tenant pursuant to a Landlord’s Notice or such space is rented to a third party in accordance with this Paragraph 1.2.

1.3. Additional Terms. The rights granted to Tenant in this Paragraph 1 (the “Expansion Rights”) are subject to the following additional terms, provisions, and conditions:

1.3.1. Restrictions in Transferability of Option. The Expansion Rights are personal to the Tenant originally named in this Lease or any Permitted Transferee and may not be exercised by any sublessee, assignee, transferee, or other successor-in-interest other than a Permitted Transferee.

1.3.2. Conditions Preventing Exercise of Tenant’s Expansion Rights. Tenant shall not have the right to exercise any of the Expansion Rights, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; or (c) in the event that Landlord has given to Tenant two or more notices of default or two or more late charges have become payable under this Lease during the 12- month period prior to the time that Tenant attempts to exercise any such Expansion Right. The period of time within which the Expansion Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights because of the foregoing provisions of this Paragraph, even if the effect thereof is to eliminate Tenant’s Expansion Rights.

1.3.3. Conditions Terminating Tenant’s Expansion Rights. All rights with respect to the Expansion Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of any of the Expansion Rights, if, after such exercise, but prior to the commencement of the term of the letting relating to such expansion space, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (b) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default (or such longer period as Tenant is granted under this Lease); or (c) Landlord gives to Tenant two or more notices of default or two or more late charges become payable for any such default, whether or not such defaults are cured.

2. Project Expansion/Modification

2.1. Further Construction. Tenant acknowledges that Landlord may, from time to time, at its sole election, construct (including, without limitation, additional buildings), reconstruct, improve (including tenant improvements), modify, expand, or otherwise alter the Project (collectively, “Construction Work”), or portions thereof (In no event however will Landlord have any obligation to do so). Tenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of the Common Areas, including, without limitation, landscaping, parking areas, roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Except as provided below, Tenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Tenant or any interruption of or interference with Tenant’s business including, without limitation, any loss of business, decreased sales, or inconvenience to Tenant or Tenant’s Invitees as a result of or relating to such Construction Work. Landlord hereby reserves for itself and its agents, employees, licensees and contractors, the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ prior notice to Tenant. The exercise of any of Landlord’s rights pursuant to this Paragraph will not entitle Tenant to any abatement of Rent or other claim, right of offset, or defense against Landlord, except that (i) Tenant shall have the right to bring an action against Landlord (as Tenant’s sole remedy) in the event Tenant suffers any damages as a result of Landlord’s gross negligence or intentional misconduct in pursuing such Construction Work, and (ii) if such

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Construction Work results in Tenant being unable to access the Premises, or portions thereof, for the Permitted Use for a period of greater than ten business days, Tenant shall be entitled to equitable abatement of the Rent for such period of time during which it is unable to access the Premises. Tenant further acknowledges that expansion of the Project may affect the amount of the Lease Expenses and the portion thereof payable by Tenant. Notwithstanding anything to the contrary contained herein or in the Lease, in no event will the proposed westerly building exceed five stories above-ground.

2.2. Reserved Rights. Landlord hereby reserves such licenses and easements in, on, above or below the Premises as may be reasonably required (i) for the installation, inspection, surveying, maintenance, or construction of mains, conduits, shafts, columns, footings, piers, pipes or other facilities to serve any building within the Project, or (ii) for any Construction Work; provided, however, Landlord will use its best efforts to minimize any unreasonable interference with Tenant’s use, occupancy, or enjoyment of the Premises as contemplated by this Lease.

3. Recalculation of Square Footages. Following completion of Landlord’s Work (or so much thereof as is necessary to permit accurate measurement of the Premises), Landlord shall cause the Premises to be re-measured and the Rentable and Usable Square Footages of the Premises re-determined. Such measurements will be completed by Landlord’s architect, or another qualified individual selected by Landlord, in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7,1996) or successor standard(s), adopted by the Building Owners and Managers Association International. Tenant shall have the right to have it’s Representative or architect present during such re-calculation to confirm the accuracy of the measurements. Upon completion of such recalculation, the Rentable and Usable Square Footages so determined will be binding upon Landlord and Tenant for all purposes under this Lease including, without limitation, calculation of the Basic Monthly Rent and the Allowance.

4. Satellite Communication Devices. If Landlord, in the exercise of its sole discretion, allows Tenant to have the right, at its sole cost and expense, and as part of the Tenant’s Work, to install a roof- mounted communication device (such as a satellite dish), such installation shall be in a location on the roof of the Building approved by Landlord. Such installation work must be carried out by Landlord’s roof subcontractor or another trained, licensed contractor approved by Landlord, and must be performed in a manner which does not negate or otherwise adversely affect Landlord’s roof warranty. Upon the Expiration Date, Tenant shall cause such device(s) to be removed by a qualified contractor reasonably approved by Landlord and all damage caused by such removal shall be promptly repaired. Any roof leaks or other damage resulting from the installation, maintenance, use, removal, or existence of such device(s) on the roof(s) will be Tenant’s sole responsibility and Tenant shall indemnify, defend, and hold Landlord harmless from any such damage or claims relating thereto.

(SIGNATURES ON FOLLOWING PAGE)

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LANDLORD:	PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common

By: AMERICAN ASSETS, INC., as Agent

	By:	/s/ John W. Chamberlain

John W. Chamberlain Chief Executive Officer

Date: 8/6/99

TENANT:	CAPTIVA SOFTWARE CORPORATION, a Illegible corporation

	By:	/s/ REYNOLDS C. BISH

Its: President & CEO

Date: 8/5/99

By:

Its:

Date:

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EXHIBIT A

(Page 1 of 2)

LEGAL DESCRIPTION

Parcel 1:

Lot 29 of Pacific Corporate Center Unit Nos. 3 and 4, in the City of San Diego County of San Diego, State of California, according to map thereof No. 11560, filed in the office of the County Recorder of San Diego County, July 9, 1986.

Said legal description now reads as follows:

Lot 36 of Pacific Corporate Center Unit No. 9, in the City of San Diego, County of San Diego, State of California, according to map thereof No. 12775, filed in the office of the County Recorder of San Diego County, January 31, 1991.

Parcel 2:

Lots 26, 27 and 28 of Unit Nos. 3 and 4 of Pacific Corporate Center, in the City of San Diego, County of San Diego, State of California, according to map thereof No. 11560 filed in the office of the County Recorder of San Diego County, July 9,1986, said legal description now reads as follows:

Lots 32, 33, 34 and 35 of Pacific Corporate Center Unit No. 9, in the City of San Diego, County of San Diego, State of California, according to map thereof No. 12775, filed in the office of the County Recorder of San Diego, County, January 31, 1991 as File No. 1991-0045781 of official records.

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EXHIBIT A

(Page 2 of 2)

SITE PLAN

[GRAPHIC]

DISCLAIMER: This drawing is for general information purposes only. Any and all features, matters and other information depicted _____ or contained herein are for illustrative marketing purposes only, are subject to modification without notice, are not intended to be relied upon by any party and are not intended to constitute representations and warranties as to the size and nature of improvements to be constructed (or that any improvements will be constructed) or as to the identity or nature of any occupants thereof.

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EXHIBIT B

(Page 1 of 2)

SPACE PLAN OF FIFTH FLOOR

[GRAPHIC]

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EXHIBIT B

(Page 2 of 2)

SPACE PLAN OF SIXTH FLOOR

[GRAPHIC]

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EXHIBIT “C”

WORK LETTER

General Recital: Landlord shall deliver the Premises in shell condition with Landlord’s standard tenant finish and those tenant-specific improvements reflected in the Approved Plans (as defined below), subject to the terms and conditions as more completely described below. Tenant shall be responsible for all furniture, fixtures, and equipment necessary to ready the Premises for Tenant’s Permitted Use.

1. Definitions and Representatives. All terms used in this Work Letter which are not specifically defined shall have the meanings ascribed to them in the Lease to which this Work Letter is attached. This Work Letter is incorporated within such Lease and references in this Work Letter to “this Lease” will mean the Lease to which this Work Letter is attached. Landlord appoints Landlord’s Representative (identified below) to act for Landlord and Tenant appoints Tenant’s Representative (identified below) to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter and any such instruction or authorization will, at Landlord’s election, be of no force or effect. Either party may change its designated Representative under this Work Letter at any time upon three business days’ prior written notice to the other party.

1.1. Tenant’s Representative:                                                                              .

1.2. Landlord’s Representative: Rick McKee, Vice President, c/o American Assets, Inc.

1.3. Landlord’s Designer: Facility Solutions     (Bre’anFox)

1.4. Landlord’s Contractor: Ninteman Construction (or such other contractor selected by Landlord and approved by Tenant in the exercise of its reasonable discretion)

2. Landlord’s Work. Following execution of this Lease by Landlord and Tenant, Landlord shall cause the Premises to be built-out and delivered to Tenant in accordance with Landlord’s standard tenant finish for the Building and the working drawings, plans, and specifications for the Premises prepared by Landlord’s Designer and described below as the Approved Plans (such work is referred to herein as the “Landlord’s Work”).

2.1. The working drawings, plans, and specifications for the build-out of the tenant improvements to the Premises included as part of Landlord’s Work will be based on information supplied by Tenant prior to its execution of this Lease and Landlord’s Project standard build-out practices. Such working drawings, plans, and specifications, once prepared and approved by Landlord, will be provided to Tenant for approval; which approval will not unreasonably be withheld and any disapproval must be in writing and must include the specific reasons for such disapproval. In no event may Tenant disapprove any element of the quality of the Landlord’s Work shown on the working drawings, plans, and specifications if such quality is consistent with Landlord’s standard tenant finish for the Building. Any failure by Tenant to provide its written approval or disapproval within five business days of receipt of such working drawings, plans, and specifications will constitute Tenant’s deemed approval thereof. Once approved by both Landlord and Tenant, such working drawings, plans, and specifications will be referred to herein as the “Approved Plans.” If Landlord and Tenant are unable to agree upon the Approved Plans within 30 days of the date of this Lease, then Landlord or Tenant may, upon ten days written notice to the other (during which time such working drawings, plans, and specifications remain unapproved), terminate this Lease, whereupon neither Landlord or Tenant shall have any further rights or obligations under this Lease.

2.2. The Landlord’s Work shall be completed by Landlord’s Contractor in a first class and workmanlike manner in accordance with the Approved Plans. Subcontracting work of the major trades shall be competitively bid consistent with Landlord’s standard practice. Tenant shall have the ability to recommend subcontractors, and Landlord shall not unreasonably withhold its consent to requesting bids from such recommended subcontractors. The cost of Landlord’s Work shall be Tenant’s responsibility, subject to application of the Allowance, as provided below.

2.3. Landlord’s Work shall be completed in compliance with all applicable laws, codes, ordinances, and other governmental requirements then applicable to the Premises and the Building, and shall be undertaken pursuant to either a fixed-price construction contract or a cost plus fee construction contract subject to a guaranteed maximum price.

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3. Modifications. Tenant may request changes in the Landlord’s Work during construction, only by written request from Tenant’s Representative to Landlord’s Representative on a form reasonably approved by Landlord. All such changes shall be subject to Landlord’s prior written approval in accordance with Paragraph 4 of this Work Letter. Prior to commencing any such change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (the “Change Order”) setting forth the estimated additional time required to perform the change and the total cost of such change, which will include associated architectural, engineering, and construction contractor’s fees, delay costs (including Rent which would be payable, but for such delay), additional coordination costs, and Landlord’s estimated internal overhead/supervisory costs in implementing the Change Order (such overhead/supervisory costs not to exceed five percent (5%) of the amount of the Change Order). If Tenant fails to approve such Change Order within three business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed Change Order and Landlord shall not proceed to perform the subject change. Upon Landlord’s receipt of Tenant’s approval of a Change Order, Landlord’s Contractor shall proceed to perform the change and, if such change is estimated to increase the cost of Landlord’s Work above the amount of the Allowance (as defined below), Tenant must pay for such excess cost (as reflected in the Change Order or the back-up documents therefor) concurrently with Tenant’s written approval of the subject Change Order or such Change Order will be deemed disapproved.

4. Landlord’s Approval. Landlord may, among other reasons, withhold its approval of any Tenant-requested revision or change pursuant to Paragraph 3, above, if such revision or change would require work which: (i) exceeds or affects the structural Integrity of the Building or any part of the utility installations or HVAC systems serving the Building; (ii) is not approved (if such approval is required) by the holder of any deed of trust encumbering the Building at the time the work is proposed or is to be undertaken, despite Landlord’s commercially reasonable efforts to obtain such approval; (iii) violates any agreement which affects the Building or which binds Landlord; (iv) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems serving the Building or the Project; (v) Landlord reasonably believes will reduce the market value of the Building or the Project; (vi) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises and/or the Building; (vii) does not conform to (or exceed in quality) Landlord’s Project-standard tenant finish or improvement specifications; or (viii) Landlord reasonably believes will result in a delay in the completion of Landlord’s Work, or result in an increase in the cost of Landlord’s Work above the Allowance (unless Tenant pays such excess in advance).

5. Improvement Allowance. Landlord shall be responsible for (i) bearing all costs and expenses of completing the Landlord’s Work up to a maximum amount equal to $30.00 per Rentable Square Foot of space in the Premises (less any areas within the Premises which are to be improved by Landlord as part of the construction of the Building, such as the elevator lobby areas, restrooms, telephone and electrical rooms, janitorial closets, stairwells, and elevators), plus (ii) up to a maximum amount of $1.00 per Rentable Square Foot of space in the Premises (less any areas within the Premises which are to be improved by Landlord as part of the construction of the Building, such as the elevator lobby areas, restrooms, telephone and electrical rooms, janitorial closets, stairwells, and elevators) as a cabling allowance toward the cost of installing cabling for Tenant’s communication and computer needs. The amount to be paid by Landlord pursuant to the preceding sentence is referred to herein as the “Allowance”. All costs and expenses of Landlord’s Work and Tenant’s cabling in excess of the Allowance shall be Tenant’s sole responsibility and expense and shall be payable in accordance with the provisions of this Paragraph 5. Notwithstanding the foregoing, Landlord and Tenant acknowledge that during the course of their lease negotiations, they originally discussed locating the Premises on the seventh and part of the sixth floors of the Building. In recognition of this fact, Landlord agrees to bear any additional costs or expenses of building out the Premises in excess of the cost that would have been incurred if the Premises had been on the seventh and part of the sixth floor as originally discussed, and such amount will not be deducted from the Allowance. Furthermore, if the pending transaction for the upper floors of the Building terminates or is abandoned prior to the commencement of Landlord’s Work, the Premises will revert back to the seventh and sixth floors as originall y discussed and Landlord and Tenant shall execute an appropriate amendment to this Lease reflecting such change.

5.1. If Landlord at any time determines that the cost of the Landlord’s Work is likely to exceed the amount of the Allowance (such excess is hereinafter referred to as the “Excess Amount”), Landlord shall promptly notify Tenant of such anticipated excess and the basis for Landlord’s determination, whereupon Tenant shall, within five business days of receipt of Landlord’s notice, pay the Excess Amount to Landlord in cash. Any failure by Tenant to pay such funds to Landlord within five business days of written demand (i) will constitute a default under this Lease, and (ii) may, in addition, be treated by Landlord as (a) a Tenant Delay excusing Landlord from commencing/continuing with the Landlord’s Work (until Tenant pays such amount), or (b) Tenant’s deemed election to pay the Excess Amount by increasing the Basic Monthly Rent under this Lease by an amount sufficient to fully amortize the Excess Amount over the Initial Term plus interest at 15 percent per annum (notwithstanding any contrary written election by Tenant).

5.2. If Landlord elects to treat Tenant’s failure to timely pay the Excess Amount as a deemed election to amortize the Excess Amount through an increase to Basic Monthly Rent (pursuant to clause (b) above), this Lease will be automatically amended to reflect such increase and the Landlord shall provide Tenant with a written memorandum memorializing such amendment.

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5.3. The cost of Landlord’s Work includes, and the Allowance shall be applied against any and all hard and soft costs of designing and completing Landlord’s Work (some of which has already been incurred by Landlord as of the date hereof), including, without limitation, costs of space planning, interior architectural work, and preparation of the Approved Plans, construction costs, the cost of sprinkler distribution and drops serving the Premises, VAV mixing boxes and all duct work connecting to the main HVAC loop, window coverings, celling tiles and grip system, fire and life safety systems serving the Premises, drywall, light fixtures and ballasts, security, flooring, amounts payable under the applicable construction contract, including the Contractor’s fee, city permits, engineering, blueprints, and reimbursables. The cost of Landlord’s Work does not include, and the Allowance will not be applied towards, the cost of the base building shell, including the main sprinkler system, main HVAC loop, common areas, structural components, common area corridors and stairwells, electrical meter banks and meter rooms, the common area restrooms, the elevators (three passenger and one freight), and the elevator lobby improvements (other than any tenant-speciflc improvements, nor the cost of smooth level floors in the Premises or the demolition costs associated with removing existing improvements in the Premises which are not usable by Tenant, all of which constitute a part of Landlord’s shell construction obligation in constructing the Building.

5.4. The cost of Landlord’s Work also does not include, and the Allowance will not be applied towards, the cost of the Tenant’s Work or of Tenant’s furniture, fixtures, and/or equipment, or other items of personal property, all of which will be treated as a part of Tenant’s Work and wilt be Tenant’s sole responsibility and expense.

6. Partial Funding of Tenant’s Costs. Notwithstanding anything to the contrary contained in Paragraph 5, Landlord shall additionally, at Tenant’s written request, pay for up to $5.00 per Rentable Square Foot of space in the Premises, of Tenant’s costs relative to Tenant’s Work (provided such costs are applied towards upgraded improvement work—as opposed to furniture, trade fixtures, or equipment-whlch will remain as part of the Premises upon the Expiration Date) or of the Excess Amount, whereupon such amount shall be amortized over the Initial Term by increasing the Basic Monthly Rent payable during the Initial Term by $0.02 per Rentable Square Foot per month. If Tenant elects to exercise its rights under this Paragraph to amortize a portion of its costs through an increase to Basic Monthly Rent, Landlord and Tenant shall, prior to (and as a condition to) Landlord’s obligation to pay such amount for Tenant, enter into an Amendment to this Lease setting forth such increased Basic Monthly Rent amount. Tenant’s failure to execute and return such Amendment within five business days after receipt shall constitute Tenant’s waiver of its rights under this Paragraph, whereupon neither Landlord or Tenant shall have any further rights or obligations under this Paragraph.

7. Effect of Delay on Lease Term. In the event Landlord’s Work is not substantially completed by the Lease Commencement Date specified in the Lease, the Lease shall not, except as otherwise specifically provided in this Work Letter, be affected or modified and shall remain in full force and effect and Landlord shall not be liable for any damage suffered or incurred on account of any delay in completion.

8. Initial Commencement of Lease Term. The Lease Commencement Date shall be the date upon which Landlord’s Work is sufficiently complete such that Tenant may commence Tenant’s Work pursuant to this Work Letter without unreasonable delays or hindrance; which date shall be set forth in a notice from Landlord to Tenant delivered to Tenant at least ten days prior to the Lease Commencement Date. In no event, however, will the Lease Commencement Date be earlier than 60 days prior to the date of substantial completion (as defined in Paragraph 4 of the Lease) of the Landlord’s Work. The Rent Commencement Date shall be that date which is 90 days after the Lease Commencement Date, except that such date shall be accelerated one day for each day that substantial completion of Landlord’s Work would have occurred but for Tenant Delays (as defined below). Each of the following events shall constitute a “Tenant Delay”: (a) delays resulting from any direction by Tenant that Landlord suspend work or otherwise hold up construction of any portion of the Landlord’s Work because of a possible change to be Initiated by Tenant or for any other reason directed by Tenant; (b) delays in the performance of Landlord’s Work because portions of Landlord’s Work cannot be performed until work to be performed by or on behalf of Tenant is performed; (c) delays due to the failure of Tenant to pay when due any amount payable pursuant to this Lease or this Work Letter, (d) delays which result directly or indirectly from Tenant’s requested changes in the Approved Plans or Landlord’s Work; or (e) any other action or inaction of Tenant that directly or indirectly delays Landlord in completing Landlord’s Work. Tenant shall pay any actual and documented costs or expenses incurred by Landlord as a result of any Tenant Delays, including without limitation, any increases in costs or expenses for labor or materials. Landlord shall provide Tenant with a factually accurate “Acceptance of Premises” letter upon Tenant’s acceptance of possession, and a factually accurate “Confirmation of Lease Terms” written memorandum following the Rent Commencement Date reflecting the exact Lease Commencement Date and Rent Commencement Date; however, any failure to do so shall not affect this Lease. If the actual Lease Commencement Date or Rent Commencement Date determined in the manner provided for by this Paragraph is different than the estimated Lease Commencement Date or Rent Commencement Date set forth in Paragraph 2 of this Lease, then (a) the Lease Commencement Date and Rent Commencement Date provided for by this Paragraph shall control and (b) Paragraph 2 of this Lease shall be deemed amended accordingly. Tenant shall execute the Acceptance of Premises letter on the date of Landlord’s turnover of possession to Tenant, subject to any punch list items identified therein. Following a walk-through inspection of the Premises undertaken jointly by Landlord’s Representative and Tenant’s Representative, Tenant shall execute and return to Landlord the Confirmation of Lease Terms memorandum within ten days of submittal by Landlord. Failure by Tenant to execute the Acceptance of Premises letter or the Confirmation of Lease

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Terms memorandum shall not amend the terms thereof, but shall be deemed as Tenant’s final and conclusive acceptance of the terms thereof.

9. Improvements by Tenant to the Premises; Plan Approval. In the event that Tenant shall desire to perform improvements to the Premises during the Term or any extension thereof (including, the work to prepare the Premises for occupancy (excluding Landlord’s Work) prior to commencement of Tenant’s business activities at the Premises—hereinafter referred to as the “Tenant’s Work”). Tenant shall, unless such improvements do not require Landlord’s consent pursuant to Paragraph 23 of the Lease, cause detailed plans and specifications (the “Plans”) to be prepared and delivered to Landlord. Landlord shall, within a reasonable period of time following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such consent. Performance of the Tenant’s Work shall strictly conform to the approved Plans and any deviation will require Landlord’s prior approval. All costs arising from any such work by Tenant shall be the sole and exclusive responsibility of Tenant, and Tenant shall pay all such amounts in a prompt and timely fashion as said costs become due (subject to Paragraph 8, above).

10. Construction of Tenant’s Work. After the Plans for the Tenant’s Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall enter into a separate construction contract with Landlord’s Contractor (or such other contractor designated by Tenant and reasonably approved by Landlord)—hereinafter “Tenant’s Contractor”– which shall include a provision for compliance with Landlord’s rules and regulations as set forth herein, and Tenant shall provide Landlord with a copy of such contract prior to the commencement of Tenant’s Work. Tenant shall perform no Alterations or Tenant’s Work except through Tenant’s Contractor and in strict accordance with this Work Letter. In no event shall Tenant be permitted to perform Tenant’s Work prior to providing all information reasonably requested by Landlord relating to Tenant’s Work. Failure by Tenant to provide any information reasonably requested by Landlord, including but not limited to evidence of Tenant’s and Tenant’s Contractor’s compliance with all of the insurance requirements hereof, shall constitute a default under this Lease in the event Tenant proceeds with Tenant’s Work. Violations of Landlord’s rules, regulations, and requirements as set forth herein or as otherwise established by Landlord shall constitute a default under this Lease if not corrected by Tenant and/or Tenant’s Contractor within 24 hours of notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post a notice of non-responsibility at a prominent location within Tenant’s Premises. Notwithstanding anything to the contrary contained herein, provided Tenant has complied with all of the provisions of this Paragraph, Landlord agrees to allow Tenant’s Contractor (and subcontractors) early access to the Premises for purposes of coordinating Tenant’s Work and commencing long lead time items or items which must be installed prior to completion of Landlord’s Work in order to avoid unnecessary cost or expense. Any such work will be subject to all of the provisions of this Work Letter including, specifically, and without limitation, this Paragraph (and the subparagraphs hereof) and Paragraph 11, below.

It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

10.1 Tenant’s Contractor shall perform Tenant’s Work in a manner and at times which do not impede or delay Landlord’s Contractor. Any delays in the completion of work by the Landlord or Landlord’s Contractor, or the commencement of the annual rental and any damage to any work caused by Tenant’s Contractor shall be at the sole cost and expense of Tenant.

10.2 Tenant’s Contractor shall be responsible for the repair, replacement, and clean-up of any damage by him to other contractor’s work which specifically includes access ways to the Premises which may be concurrently used by others. Fire lanes, sidewalks, hallways, and access to other tenants’ suites may not be blocked or obstructed at any time.

10.3 Tenant’s Contractor shall contain his storage of materials and its operations within the Premises and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord shall reasonably direct from time to time to avoid interference or delays with other work. Tenant’s Contractor shall park construction vehicles in areas reasonably designated by Landlord.

10.4 All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises. Tenant’s Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

10.5 For any work reasonably anticipated to last form more than three days. Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Premises.

10.6 Noise shall be kept to a minimum at all times, and shall not be permitted to materially or unreasonably interfere with the conduct of other tenant’s business, or the general operation of the Project. Tenant’s Contractor shall notify, and obtain approval from, Landlord’s Representative of any planned work to be done on weekends or other than normal job hours.

10.7 Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA,

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Cal-OSHA or other regulatory agencies, and Tenant further agrees to indemnify, defend, and save and hold Landlord harmless for claims arising from Tenant’s Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease (including, if applicable, course of construction coverage) and evidence of insurance for Tenant’s Contractor reasonably satisfactory to Landlord.

10.8 Tenant’s Contractor shall not post signs on any part of the Project or on the Premises, without Landlord’s prior written approval.

10.9 Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s work.

10.10 Landlord may require that, prior to the commencement of construction which is estimated to cost in excess of $250,000.00, Tenant shall obtain or cause Tenant’s Contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant’s Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant.

10.11 Tenant shall provide to Landlord a copy of the fully executed construction contract, including ail addenda, and a line item breakdown by trade thereto, between Tenant and Tenant’s Contractor for the Tenant’s Work.

10.12 All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

10.13 No modifications to the exterior of the Building shall be permitted. No romex wiring or asbestos containing materials shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations, including, without limitation, work permitted pursuant to Paragraph 13, below, shall be approved by Landlord prior to the commencement of work.

10.14 Landlord, in Landlord’s reasonable discretion, may from time to time establish such other reasonable non-discriminatory rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Work Letter.

11. Coordination of Construction. Tenant covenants and agrees that Tenant and Tenant’s Contractor shall not destroy or in any way damage any portion of the Building or the Project. Further, Tenant covenants and agrees that Tenant and Tenant’s Contractor shall coordinate the Tenant’s Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant’s Work shall not interfere with Landlord’s or any other tenant’s construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord’s work at the Premises or any other area of the Building or Project due to the construction of Tenant’s Work, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of any lease for premises within the Project Tenant further covenants and agrees that Tenant and Tenant’s Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas. If Tenant or Tenant’s Contractor shall fail to comply with the provisions of this Paragraph any costs incurred by Landlord as a result of such failure shall be at Tenant’s sole and exclusive expense, payable upon demand.

12. Limitation on Landlord’s Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant’s responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes, and regulations or for any defect in any of the Tenant’s Work or other Alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.

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LANDLORD:	PACIFIC SORRENTO MESA HOLDINGS, L.P.,
a California limited partnership, and
PACIFIC STONECREST HOLDINGS, L.P.,
a California limited partnership, as tenants in common

By: AMERICAN ASSETS, INC., as Agent

	By:	/s/ John W. Chamberlain

John W. Chamberlain
Chief Executive Officer

	Date:	8/6/99

TENANT:	CAPTIVA SOFTWARE CORPORATION,
a California corporation

	By:	/s/ Reynolds C. Bish

	Its:	President & CEO

	Date:	8/5/99

By:

Its:

Date:

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